Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the

Sarbanes-Oxley Act

I, Christopher Barnett, President and Chief Executive Officer of CRM Mutual Fund Trust (the “Registrant”), with respect to the Registrant’s Form N-CSR for the period ended June 30, 2024 as filed with the Securities and Exchange Commission, certify to the best of my knowledge that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	9/5/24	/s/ Christopher Barnett
Christopher Barnett, President and Chief Executive Officer
(Principal Executive Officer)

I, Laura Szalyga, Treasurer of CRM Mutual Fund Trust (the “Registrant”), with respect to the Registrant’s Form N-CSR for the period ended June 30, 2024 as filed with the Securities and Exchange Commission, certify to the best of my knowledge that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	9/5/24	/s/ Laura Szalyga
Laura Szalyga, Treasurer
(Principal Financial Officer)